EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 5, 2008, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Universal Electronics Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-8.
/s/ Grant Thornton LLP
Irvine, California
March 27, 2008